As filed with the Securities and Exchange Commission on August 27, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Address of Principal Executive Offices)(Zip Code)

Amended and Restated 1999 Employee Stock Purchase Plan

(Full titles of the plans)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Kratos Defense & Security Solutions, Inc.

4820 Eastgate Mall, Suite 200

San Diego, California 92121

(Name and address of agent for service)

(858) 812-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Amended and Restated 1999 Employee Stock Purchase Plan (3) Common Stock, par value $0.001 per share	1,500,000	$4.22	(4)	$6,330,000	$735.55

(1)          Each share of common stock, par value $0.001 per share (“Common Stock”), of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Registrant”), includes a right to purchase one one-hundredth of a share of Series C Preferred Stock of the Registrant, par value $0.001 per share (each a “Purchase Right”), under certain circumstances.

(2)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)          Represents 1,500,000 additional shares of Common Stock available for future issuance under the Registrant’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”).  70,000 shares available for issuance under the ESPP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 5, 1999 (Registration No. 333-90455).  An additional 80,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on October 17, 2001 (Registration No. 333-71702).  An additional 135,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on June 28, 2004 (Registration No. 333-116903).  An additional 150,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on November 12, 2008 (333-155317).  An additional 625,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on June 28, 2010 (333-167839). An additional 250,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on October 25, 2011 (333-177494). An additional 900,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on July 27, 2012 (333-182910).  An additional 1,500,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on September 13, 2013 (333-191156).Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.

(4)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on August 21, 2015, as reported on the NASDAQ Global Select Market.

INTRODUCTORY NOTES

On May 20, 2015, the Registrant held its annual meeting of stockholders, at which the Registrant’s stockholders approved the amendment to the ESPP which increased the aggregate number of shares that may be issued under the ESPP by 1,500,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended December 28, 2014 as filed with the Commission on March 13, 2015;

(b)                                 The Registrant’s quarterly report on Form 10-Q for its fiscal quarter ended March 29, 2015, filed with the Commission on May 7, 2015, amended on Form 10-Q/A filed with the Commission on May 14, 2015, and the quarterly report on Form 10-Q for its fiscal quarter ended June 28, 2015, filed with the Commission on August 6, 2015;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on March 12, 2015, May 7, 2015, May 22, 2015, June 1, 2015, June 2, 2015, August 6, 2015, and August 24, 2015;

(d)                                 The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 7, 2015;

(e)                                  The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description; and

(f)                                   The description of the Registrant’s purchase rights for Series C Preferred Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on December 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  The Registrant’s second amended and restated bylaws provide for indemnification of its directors, officers, employees and agents to the maximum extent permitted by the Delaware General Corporation Law.  The Registrant’s amended and restated certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.  The Registrant has entered into indemnification agreements with its officers and directors and it maintains directors and officers liability insurance.

Item 7.        Exemption From Registration Claimed.

Not applicable.

Item 8.        Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

5.1	Opinion of Counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.				X

23.1	Consent of Counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).				X

Item 9.        Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of August, 2015.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric DeMarco
Eric DeMarco
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deborah Butera his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric DeMarco	President, Chief Executive Officer and Director	August 27, 2015
Eric DeMarco	(Principal Executive Officer)

/s/ Deanna Lund	Executive Vice President and Chief Financial Officer	August 27, 2015
Deanna Lund	(Principal Financial Officer)

/s/ Richard Duckworth	Vice President, and Corporate Controller	August 27, 2015
Richard Duckworth	(Principal Accounting Officer)

/s/ Scott Anderson	Director	August 27, 2015
Scott Anderson

/s/ Bandel Carano	Director	August 27, 2015
Bandel Carano

/s/ William Hoglund	Director	August 27, 2015
William Hoglund

/s/ Scot Jarvis	Director	August 27, 2015
Scot Jarvis

/s/ Jane Judd	Director	August 27, 2015
Jane Judd

/s/ Samuel Liberatore	Director	August 27, 2015
Samuel Liberatore

/s/ Amy Zegart	Director	August 27, 2015
Amy Zegart

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

5.1	Opinion of Counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.				X

23.1	Consent of Counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).				X